UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 2, 2020

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 Item 8.01.Other Events

On April 2, 2020, electroCore, Inc. (the “Company”) issued a press release announcing that it has submitted an Emergency Use Authorization (“EUA”) application to the U.S. Food and Drug Administration (“FDA”) to facilitate the study and clinical use of its gammaCore Sapphire non-invasive vagus nerve stimulation therapy for respiratory symptoms associated with COVID-19. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Although the Company believes that clinical data from certain pilot studies may suggest a possible benefit for patients with respiratory distress associated with COVID-19, it should be noted that preclinical and clinical data are often susceptible to varying interpretations and analyses, and that such data may not be adequate for the FDA to issue an EUA. It should also be noted that to date no randomized clinical trials have been performed utilizing gammaCore in patients with COVID-19. In addition, there can be no assurance as to the timing of the review of an EUA submission nor whether the EUA ultimately will be granted. There also can be no assurance as what impact, if any, an EUA for gammaCore Sapphire will have on the Company, its business, operations or financial condition.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated April 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

April 2, 2020	/s/ Brian Posner
Brian Posner
Chief Financial Officer